Exhibit 99.2
CONSENT OF DIRECTOR NOMINEE
     I hereby consent to being named in the Registration Statement on Form S-11 of Campus Crest Communities, Inc. (the “Company”), and to serve as a director of the Company.
Dated: July 16, 2010

/s/ Richard S. Kahlbaugh

Richard S. Kahlbaugh